SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party Other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Material
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                         HEMACARE CORPORATION
 --------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

 ---------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14a.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------
     2)   Aggregate number of securities to which transactions applies:
          -----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ------------------------------------------------------------
     5)   Total fee paid:
          ------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
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     3)   Filing Party:
          ------------------------------------------------------------
     4)   Date Filed:
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


                               LOGO

                       HEMACARE CORPORATION
                ____________________________________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held June 5, 1996
                              9:30 a.m.
                          _________________


The 1996 Annual Meeting of Shareholders of HemaCare Corporation (the "Company") will be held at the Sportsmen's Lodge Hotel, 12825 Ventura Boulevard, Studio City, California 91604, on Wednesday, June 5, 1996 at 9:30 a.m.(Pacific Daylight Time), for the following purposes:

     1.   To elect six directors for the ensuing year;

     2. To consider and vote upon a proposal to approve the Company's 1996 Stock Incentive Plan;

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Only holders of Common Stock of the Company of record at the close of business on April 17, 1995 will be entitled to notice of and to vote at the Meeting.

In order that your shares may be represented at the Meeting and to assure a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.




                                   /s/ JoAnn R. Stover
                                   ---------------------
                                   JoAnn R. Stover
                                   Secretary




Sherman Oaks, California
April 22, 1996


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                        HEMACARE CORPORATION
                       4954 Van Nuys Boulevard
                   Sherman Oaks, California  91403
                          April 22, 1996
                    __________________________


                          PROXY STATEMENT

The accompanying Proxy is solicited by and on behalf of the Board of Directors of HemaCare Corporation (the "Company"), for use only at the Annual Meeting of Shareholders to be held on June 5, 1996 and at any and all adjournments or postponements thereof (the "Meeting"). Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, the adoption of the Company's 1996 Stock Incentive Plan and, with discretion, on all such other matters as may properly come before the Meeting. A shareholder of record may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures of revocation.

In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. The total cost of solicitation of Proxies will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any Proxy soliciting materials to their principals.

It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or about April 23, 1996.

                            VOTING RIGHTS

Holders of the Company's common stock, without par value (the "Common Stock"), of record as of the close of business on April 17, 1996, will be entitled to vote on all matters presented to the Meeting. On April 17, 1996, there were outstanding 5,941,765 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held, except that in the election of directors, each shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (six). All such votes may be cast for a single candidate or distributed among any or all the candidates as the shareholder sees fit. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. The approval of the adoption of the Company's 1996 Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting. Typically, any other matters that may be presented at the Meeting will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote ("broker non-votes"), on a particular matter generally will be treated as shares that are present and are entitled to vote for purposes of determining the presence of a quorum (so long as any broker non-vote shares are voted on at least one matter at the Meeting) but as unvoted for purposes of determining whether approval of the shareholders has been obtained with respect to any such matter. Under California law and the Company's Bylaws, a quorum consists of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of

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

shares is required. Accordingly, abstentions and broker non-votes will have no effect on such a vote; provided, however, that in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a "no" vote. Under California law and the Company's Bylaws, abstentions from voting, broker non-votes and votes otherwise withheld in the election of directors, which is by plurality, have no effect. The approval of the Company's 1996 Stock Incentive Plan is subject to the requirements of Rule 16b-3 of the Securities and Exchange Commission rather than California law. Rule 16b-3 requires the affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Meeting, and the staff of the Securities and Exchange Commission has indicated that under such a voting requirement, an abstention has the effect of a "no" vote, and a broker non-vote has no effect on such vote.


                        ELECTION OF DIRECTORS

Information Concerning the Nominees
- -----------------------------------

The Company's Bylaws provide for seven directors. Currently, there are six directors, five of whom have been previously elected by the shareholders and one newly appointed to fill a vacancy in 1995. One vacancy remains on the Board of Directors. The Company has not identified a person to fill the vacancy on the Board of Directors, and Proxies may be voted for not more than six nominees for director. Each director will hold office until the next Annual Meeting of Shareholders and until the election of his successor. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

The information set forth below is submitted with respect to the nominees for whom it is intended that Proxies will be voted.

Thomas M. Asher, Ph.D. (69), has served as Chairman of the Board of Directors since August 1986 and has been member of the Board of Directors since co-founding the Company in 1978. Mr. Asher served as President of the Company from 1978 to August 1986 and as Secretary from 1978 to May 1995. Since receiving his Ph.D. degree in Microbiology from the University of London in 1950, he has spent approximately 46 years in the biomedical field, including academic research, service as a U.S. Public Health Service Officer, business and technical experience within the biomedical industry and operating experience as co-founder and president of Immuno-Science Corporation, a then publicly held company which was sold to Johnson & Johnson in 1977.

Hal I. Lieberman (46), has been President, Chief Executive Officer and member of the Board of Directors since September 1988. He received his Masters degree in Health Care Administration from The George Washington University in 1974. Mr. Lieberman has more than 25 years of experience in the health care industry, including administrative positions in hospitals. From 1981 to September 1988, he was Vice President of MEDIQ Mobile Services, Inc., a national shared medical service company. Mr. Lieberman has been a member of the American College of Healthcare Executives since 1980.

Joshua Levy, M.D. (56), has been Senior Vice President since October 1988, Medical Director and a member of the Board of Directors since co-founding the Company in 1978. Dr. Levy received his M.D. degree from Albert Einstein College of Medicine in 1964. He is certified by the American Board of Internal Medicine and was Adjunct Associate Professor of Medicine at UCLA from 1967 to 1982. He has published numerous scientific articles in the fields of rheumatology and immunology and is a national authority and frequent lecturer on therapeutic hemapheresis. Dr. Levy maintains a private medical practice and works approximately 100 hours per month for the Company.

Glenn W. Bartlett, Ph.D. (63), has been a member of the Board of Directors since February 1991. Since April 1995, Dr. Bartlett has been employed as an independent consultant, specializing in business development in the field of healthcare. From 1983 to his retirement in 1995, Dr. Bartlett served as Manager of Business Development for Beckman Instruments, an international manufacturer of laboratory equipment and diagnostic reagents. From 1979 to 1983, Dr. Bartlett was Vice President, Research of SmithKline Diagnostics Division of SmithKline Corporation, and from 1966 to 1979, he was employed at American Hospital Supply Company, a major hospital supply company, where he served as Director of Scientific Planning and later as Vice President, Research and Technology, Science Business. Dr. Bartlett received his Ph.D. in Physical Chemistry at Oxford University. While at Oxford, he held an ICE Research Fellowship. He then taught microbiology for eight years at Memorial University of Newfoundland and at McGill University Faculty of Medicine, Montreal. Dr. Bartlett is a member of the Company's Audit Committee and is Chairman of the Compensation Committee.

Willis L. Warner, M.D. (66), has been a member of the Board of Directors since July 1994. Since 1979, Dr. Warner has served as president of Consultants for Health Care, a consulting firm specializing in the health care industry in San Francisco, California and since 1990, as president of a publishing company in San Francisco, California. From February 1994 until January 1995, Dr. Warner provided periodic consulting services to the Company concerning regulatory and clinical issues relating to the Company's research and development activities. From 1975 through 1979, he served as director of medical operations and director of clinical research at Cutter Laboratories, Inc. and from 1963-1975, he held various clinical research positions with Baxter Travenol Laboratories and Hoechst Pharmaceuticals, Inc. Dr. Warner received his M.D. degree from the State University of New York, College of Medicine in 1960. He has published numerous scientific articles in the field of AIDS research and hematology and has experience in direct dealings with the U.S. Food and Drug Administration. Dr. Warner is a member of the Company's Audit and Compensation Committees.

Jon B. Victor (43), has been a member of the Board of Directors since June 1995. In March 1996, Mr. Victor co-founded Greenwich Ventures, LLC, an institutional investment manager, and serves as president. In 1983, Mr. Victor founded Security Capital Management, Inc., an institutional investment manager, and served as president until March 1996, at which time the company was sold. In 1992, Mr. Victor co-founded and is a principal shareholder of Gordon Management, Inc., the general partner of Edgewater Private Equity Fund, L.P., a significant shareholder of the Company. Mr. Victor has more than 17 years of investment management experience. Mr. Victor is a graduate of Washington University, St. Louis, Missouri and earned a law degree and completed MBA course work at The George Washington University in Washington, D.C. Mr. Victor serves on the Board of Directors of several private investment firms and on the Board of Advanced Photonics, Inc., a publicly held company engaged in the manufacture of light detection devices. Mr. Victor is Chairman of the Company's Audit Committee and a member of the Compensation Committee.

The Board of Directors recommends a vote FOR each director nominated.

Directors and Executive Officers
- --------------------------------

The Board of Directors consists of the nominees described above. Such nominees also include all of the executive officers of the Company other than the Company's Chief Financial Officer, Sharon C. Kaiser.

Sharon C. Kaiser (51),  was appointed Vice President of Finance and Chief
Financial Officer in May 1995.   From 1991 until joining the Company, Ms.
Kaiser acted as an independent financial consultant to various businesses. Prior to that time, Ms. Kaiser held senior financial positions at Weyerhaeuser Mortgage Company and the Koll Company. Ms. Kaiser was with Arthur Andersen & Co. from 1979 to 1987, serving as a senior manager of that firm for the last four years. Ms. Kaiser is a graduate of the University of Southern California and has been a Certified Public Accountant since 1981.

All officers serve at the pleasure of the Board of Directors.


     ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board
- -----------------------

The Board of Directors has had an Audit Committee and a Compensation Committee since January 1989 but does not have a nominating committee or any committee performing similar functions. The members of the Audit Committee and the Compensation Committee for 1995 were Messrs. Bartlett, Victor and Warner. The Audit Committee held one meeting, and the Compensation Committee held two meetings in 1995.

The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent public accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their annual management letter; the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

The functions of the Compensation Committee include reviewing and making recommendations to the Board of Directors with respect to the compensation package to be offered to all Company officers and the incentive programs to be offered to all employees in the effort to attract and retain qualified personnel. The Compensation Committee will also administer the Company's 1996 Stock Incentive Plan.

Meetings and Attendance
- -----------------------

The Board of Directors held four meetings and took action by unanimous written consent (as permitted by California law) on nine occasions during 1995. During this period, five directors attended 100% and two directors attended 75% of the aggregate number of meetings of the Board. In 1995, the Audit Committee held one meeting, and the Compensation Committee met twice. Members of the Audit and Compensation Committees attended 100% of the meetings.

             APPROVAL OF 1996 STOCK INCENTIVE PLAN

In April 1996, the Board of Directors unanimously approved, subject to shareholder approval at the Meeting, the HemaCare 1996 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to (i) enable the Company and Related Companies (as defined below) to attract, motivate and retain top-quality officers, employees, consultants, advisers and independent contractors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, (iii) reward extraordinary effort by such persons on behalf of the Company or a Related Company and (iv) enable the Company to pay part of the compensation of its Outside Directors (as defined below) in options to purchase the Company's Common Stock, thereby increasing such directors' proprietary interest in the Company. The Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock. The Company's 1986 Stock Option Plan (the "1986 Plan") expires on July 9, 1996, and it is the intention of the Board of Directors not to make any additional awards under the 1986 Plan upon the approval of the Plan by the shareholders. As of April 17, 1996, there were options outstanding under the 1986 Plan exercisable for 362,800 shares of Common Stock with exercise prices ranging from $1.125 to $6.125 and with expiration dates ranging from August 28, 1996 to November
16, 2000. As of April 17, 1996, 289,751 shares of Common Stock had been issued upon the exercise of stock options granted under the 1986 Plan. The Board of Directors believes that the 1986 Plan has aided the Company in attracting, motivating and retaining quality employees and management personnel. With the expiration of the 1986 Plan, the Board of Directors believes it is important to establish a new stock incentive plan.

The Board of Directors recommends a vote FOR the approval of the Plan.

Principal Provisions of the Plan
- --------------------------------

The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

     Shares. The total number of shares of Common Stock available for distribution under the Plan is 750,000; provided, however, that no award may be made at any time if, after giving effect to such award, the total number of shares of Common Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the Plan) plus the total number of shares of Common Stock called for under any stock bonus or similar plan of the Company (including shares of Common Stock underlying awards under the Plan) would exceed 30% of the total number of shares of

Common Stock outstanding at the time of such award. For purposes of the foregoing: (i) those shares issuable upon exercise of rights, options or warrants, or under a stock purchase plan, meeting certain requirements specified in the Rules of the California Commissioner of Corporations are not counted against the 30% limitation; (ii) any outstanding preferred or senior common shares of the Company convertible into Common Stock are to be deemed converted in determining the total number of outstanding shares of Common Stock at any time; and (iii) any shares of Stock subject to promotional waivers under the Rules of the California Commissioner of Corporations are not be deemed to be outstanding. As of April 17, 1996, the total number of shares of Common Stock with respect to which awards under the Plan could be made was 617,230.

     Shares awarded under the Plan may be authorized and unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or shares under the Plan are forfeited, such shares will again be available for future distribution under the Plan, unless the forfeiting participant received any benefits of ownership such as dividends from the forfeited award.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee of directors as the Board shall designate, which committee shall consist of not less than two disinterested persons (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3")) who shall serve at the pleasure of the Board, each of whom shall also be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"); provided, however, that for so long as the version of Rule 16b-3 in effect prior to May 1, 1991 is applicable with respect to the Company, such committee shall consist of not less than three persons meeting the foregoing qualifications; and provided, further, that if there are not two or three persons, as the case may be, on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more Outside Directors of the Company. An Outside Director is defined under the Plan as a director other than one who is an officer (other than a non-employee Chairman of the Board of the Company) or employee of the Company. If no such committee has been appointed by the Board, the Plan will be administered by the Board. Such committee as shall be designated to administer the Plan or the Board is hereinafter referred to as the "Committee."

     Initially, the Plan will be administered by the Compensation Committee, which is currently comprised of the Company's three Outside Directors. Because of the eligibility of the Outside Directors to receive discretionary awards under the expiring 1986 Plan, none of the members of the Compensation Committee currently meets the conditions for being a disinterested person under the version of Rule 16b-3 currently applicable with respect to the Company. The Company believes that each of the members of the Compensation Committee meets the conditions for being an "outside director" under Section 162(m).

     The Committee is authorized to, among other things, set the terms of awards to participants, other than Outside Directors, and waive compliance with the terms of such awards. The provisions attendant to the grant of an award under the Plan may vary from participant to participant. The Committee has the authority to interpret the Plan and adopt administrative regulations, but it may not vary the amount or terms of awards to Outside Directors from those set forth in the Plan. The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities under the Plan, except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee must specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     Participation. The Committee may make awards to officers, employees, consultants, advisers and independent contractors of the Company or a Related Company. A "Related Company" is any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. The participants in the Plan, other than Outside Directors, are selected from among those eligible in the sole discretion of the Committee.

     The Plan also provides for each person who has not previously served as a director of the Company and who is initially elected or appointed as an

Outside Director on or after the effective date of the Plan to be granted, as of the date of such initial election or appointment, a stock option to purchase 15,000 shares of Common Stock. The terms of stock options to Outside Directors are described below.

     Awards to Participants Other Than Outside Directors.

     1.  Stock Options.

     Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines, provided that no participant may be granted stock options in any calendar year on more than 250,000 shares of Common Stock. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines, provided that in the case of participants other than officers, consultants or independent contractors stock options must become exercisable at the rate of at least 20% per year over five years from the date the stock option is granted. The exercise price of stock options is determined by the Committee, but may not be less than the per share fair market value of the Common Stock on the date of grant, or 110% of such fair market value if the recipient owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. (ISOs are subject to restrictions as to exercise period and exercise price as required by the Code.)

     Payment of the exercise price may be made in such manner as the Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to award under the Plan. The Committee may provide that all or part of the shares received upon exercise of an option using restricted stock will be restricted stock.

     Upon an optionee's termination of employment or other qualifying relationship, the option will be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any stock option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for at least six months from the date of termination if termination was caused by death or disability or at least 90 days from the date of termination if termination was caused by other than death or disability. The Committee may provide that an option that is outstanding on the date of an optionee's death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would expire earlier under its terms.

     A stock option agreement may permit an optionee to transfer the stock option to his or her children, grandchildren or spouse ("Immediate amily"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners if (i) the agreement setting forth the stock option expressly provides that the option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer. Any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to the option immediately prior to its transfer. Except as described above, stock options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     2.  Restricted Stock.

     In making an award of restricted stock, the Committee will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock may be unconditional or may be conditioned upon the completion of a specified period of service with the Company or a Related Company, the attainment of specific performance goals or such other criteria as the Committee may determine.

     During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Committee. The certificate evidencing the restricted stock will be registered in the award holder's name, although the Committee may direct that it remain in the possession of the Company until the restrictions have

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

     lapsed. Except as may otherwise be provided by the Committee, upon the termination of the award holder's service with the Company or a Related Company for any reason during the period before all restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Committee may provide that any purchase price paid by the award holder, or an amount equal to the restricted stock's fair market value on the date of forfeiture, if lower, will be paid to the award holder. During the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Committee. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Committee.

     Awards to Outside Directors. As decribed above, upon initial election or appointment as a director of the Company, each Outside Director will be granted a stock option to purchase 15,000 shares of Common Stock. The exercise price for each stock option granted to an Outside Director will be equal to the closing per share bid price of the Common Stock on the date of grant, and may be paid in cash or shares of Common Stock that have been owned by the optionee for a period of at least six months (with such shares valued at the closing per share bid price of the Common Stock on the date of delivery). Options granted to Outside Directors are immediately exercisable and expire 10 years from the date of grant, subject to earlier termination upon termination of the optionee's service as a director. If an optionee's status as a director of the Company is terminated for cause (as defined in the Plan), such director's options will terminate on the date of such termination of service. If an optionee's status as a director is terminated for any reason other than death or termination for cause, such director's options may be exercised only within 90 days of such termination of service. If an optionee's status as a director of the Company is terminated by reason of the optionee's death, such director's options may be exercised by his or her legal representatives only within one year following the director's death. Stock options granted to Outside Directors are not transferable except by will or by the laws of descent and distribution.

     Change of Control Provisions. If there is a Change of Control of the Company (as defined below), all stock options which are not then exercisable will become fully exercisable and vested, and the restrictions applicable to restricted stock will lapse and such shares and awards will be deemed fully vested, unless otherwise determined by the Committee at the time of grant. A Change of Control occurs on the date that any person or group (other than the Company or certain of its affiliates) becomes a beneficial owner of 40% or more of the Company's voting securities, the date on which a majority of the Board of Directors consists of persons other than Incumbent Directors (as defined in the Plan) or the date of approval by the shareholders of certain agreements providing for the merger, consolidation or disposition of all or substantially all the assets of the Company.

     Amendment and Termination. No awards may be granted under the Plan more than 10 years after the date of approval of the Plan by the shareholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments to provisions governing awards to Outside Directors may not be made more than once every six months, except as required by law. Amendments may be made without shareholder approval except as required to satisfy any applicable mandatory legal or regulatory requirements, or as required for the Plan to satisfy the requirements of Rule 16b-3, Section 162(m), Section 422 of the Code or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     Adjustment. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, will be made in the aggregate number of shares reserved for issuance under the Plan, the maximum number of shares with respect to which stock options may be granted to any participant during any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards. No such adjustment may increase the aggregate value of any outstanding award. If the Committee makes any adjustment under this provision to outstanding stock options, a similar adjustment will automatically be made with respect to stock options granted and to be granted to Outside Directors.

     Substitute Options in Business Combinations. If the Company succeeds to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, stock options may be granted under the Plan to those employees of such corporation or its related companies who become employees of the Company or a Related Company in substitution for options to purchase stock of the acquired corporation held by them at the time of such succession. The Committee, in its sole discretion, will determine the extent to which and the terms on which any such substitute stock options will be granted. The exercise price of each substitute stock option will be an amount such that, in the sole judgment of the Committee (and if the stock options to be granted are intended to be ISOs, in compliance with the Code), the economic benefit provided by such substitute stock option is not greater than the economic benefit represented by the stock option of the acquired corporation as of the date of the acquisition. Any substitute stock option will expire upon the expiration date of such other stock option or, if earlier, 10 years after the date of grant of the substitute stock option, and will be exercisable during the period(s) in which the other stock option would have been exercisable.

     Certain Federal Income Tax Consequences. The following is a summary of certain federal income tax aspects of awards made under the Plan based upon the laws in effect on April 1, 1996.

     1.  Incentive Stock Options.

     Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of the participant's employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon the exercise of an ISO for at least two years from the date of grant and one year from the transfer of the shares to the participant, then generally: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain; and (b) no deduction will be allowed to the employer corporation for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above (a "disqualifying disposition"), then generally: (a) the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on disposition of the shares) over the option exercise price; and (b) the employer corporation will be entitled to deduct any such recognized amount. Any further gain recognized by the participant on such disposition generally will be taxed as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, but such additional amounts will not be deductible by the employer corporation.

     According to proposed Treasury Regulations, in general, no gain or loss will be recognized by a participant who uses shares of Common Stock rather than cash to exercise an ISO. A number of new shares of Common Stock acquired equal to the number of shares surrendered will have a basis and capital gain holding period equal to those of the shares surrendered (although such shares will be subject to new holding periods for disqualifying disposition purposes beginning on the acquisition date). To the extent new shares of Common Stock acquired pursuant to the exercise of the ISO exceed the number of shares surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the ISO is exercised. The use of Common Stock acquired through exercise of an ISO to exercise an ISO will constitute a disqualifying disposition with respect to such Common Stock if the applicable holding period requirement has not been satisfied.

     2.  Non-Qualified Stock Options.

     Except as noted below with respect to officers and directors subject to
     Section 16 of the Exchange Act ("Insiders"), with respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise and the employer corporation will be entitled to a tax deduction in the same amount, to the extent that such income is considered reasonable compensation; and (c) at disposition, any appreciation after the date of exercise generally is treated either as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, and such appreciation is not deductible by the employer corporation.

     No gain or loss will be recognized by a participant with respect to shares of Common Stock surrendered to exercise a non-qualified stock option. A number of new shares acquired equal to the number of shares surrendered will have a tax basis and capital gain holding period equal to those of the shares surrendered. The participant will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (except as noted below with respect to Insiders). Such additional shares will be deemed to have been acquired on the date of such recognition of income and will have a tax basis equal to their fair market value on such date.

     3.  Restricted Stock.

     A participant receiving restricted stock generally will recognize income in the amount of the fair market value of the restricted stock at the time the stock is no longer either non-transferable or subject to a substantial risk of forfeiture, whichever comes first, less the consideration, if any, paid for the stock. However, a participant may elect, under Section 83(b) of the Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions other than restrictions which by their terms will never lapse) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when income was recognized, and the tax basis for such shares generally will be the amount of income that was recognized (i.e., the fair market value of such shares on such date).

     4.  Special Rules Applicable to Insiders.

     If an Insider exercises a non-qualified stock option within six months of its grant, the income recognition date is generally the date six months after the date of grant, unless the Insider makes an election under Section 83(b) of the Code to recognize income as of the date of exercise. The Insider recognizes ordinary income equal to the excess of the fair market value of the shares on the income recognition date over the option exercise price, and the holding period for treating any subsequent gain as long-term capital gain begins on the income recognition date.

     5.  Dividends.

     Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the employer corporation. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant and will not be deductible by the employer corporation.

     6.  Withholding Taxes.

     A participant in the Plan may be required to pay the employer corporation an amount necessary to satisfy the applicable federal and state law requirements with respect to the withholding of taxes on wages, or to make some other arrangements to comply with such requirements. The employer has the right to withhold from salary or otherwise to cause a participant (or the executor or administrator of the participant's estate or the participant's distributee or transferee) to make payment of any federal, state, local or other taxes required to be withheld with respect to any award under the Plan. The Plan authorizes the Committee to permit participants to use the shares payable under the Plan to satisfy withholding obligations.

     7.  Company Deductions.

     As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an Outside Director or other participant in the Plan recognizes ordinary income from awards under the Plan, to the extent that such income is considered reasonable compensation and currently deductible (and not capitalized) under the Code. However,
     Section 162(m) of the Code limits to $1 million the annual tax deduction that the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers unless the compensation qualifies as "performance based" or certain other exemptions apply.

Benefits Under the Plan

No awards have been granted under the Plan, and no awards will be granted unless the Plan is approved by the shareholders. As of April 17, 1996, there were approximately 50 employees of the Company and Related Companies eligible to participate in the Plan. The benefits that will be received by or allocated to various participants in the Plan is not currently determinable. On April 17, 1996, the closing per share bid price of the Common Stock was $3.50.

                      EXECUTIVE COMPENSATION

Summary Compensation Table
- --------------------------

The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993. The "Named Executive Officers" include (i) each person who served as Chief Executive Officer during fiscal 1995 (one person),
(ii) each person who served as an executive officer at December 31, 1995 and was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during fiscal 1995 (three persons) and
(iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1995 (no persons).

                     SUMMARY COMPENSATION TABLE

                                                                              Long-term
                                           Annual Compensation               Compensation
                                 -------------------------------------    ------------------
                                                          Other              Securities            All Other
    Name and                     Salary      Bonus        Annual             Underlying          Compensation
Principal Position       Year      ($)        ($)      Compensation(1)    Options/SARS(#)(2)        ($)(3)
- ------------------       ----    --------   --------   ---------------    ------------------     ------------

Hal I. Lieberman,
President & CEO          1995    $150,000   $   0        --                     0                $  2,347
                         1994    $150,000   $   0        --                25,000                $  3,033
                         1993    $150,000   $   0        --                     0                $    524

Thomas M. Asher,
Chairman of the Board    1995    $ 75,000   $   0        --                     0                $      0
                         1994    $ 75,000   $   0        --                     0                $      0
                         1993    $ 75,000   $   0        --                     0                $      0

Joshua Levy,
Sr. Vice President       1995    $140,000   $   0        --                     0                $  3,460
                         1994    $140,000   $   0        --                     0                $  3,114
                         1993    $135,061   $   0        --                     0                $  2,562

Sharon C.  Kaiser (4)
Vice President, Finance
and CFO                  1995    $ 56,174   $   0        --                 2,800                $      0
                         1994    $      0   $   0        --                     0                $      0
                         1993    $      0   $   0        --                     0                $      0

_____________
(1) During fiscal 1993, 1994 and 1995, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(2) The Company has no plans pursuant to which stock appreciation rights ("SARs") may be granted.
(3) "All Other Compensation" consists of Company contributions to its Employee Salary Deferral Plan (401(k)). In the case of Mr. Lieberman, it also includes $617 and $581 in term life insurance premiums paid by the Company on Mr. Lieberman's behalf in 1995 and 1994, respectively.
(4) From April 1995 to December 1995, Ms. Kaiser was an independent consultant to the Company. In January 1996, Ms. Kaiser became a full-time employee of the Company with an annual salary of $125,000.

All stock options granted in the fiscal year ending December 31, 1995 were granted under the Company's 1986 Stock Option Plan (the "1986 Plan"). The following two tables set forth information concerning stock options granted to, exercised by and owned by the Named Executive Officers.

                  OPTION/SAR GRANTS IN FISCAL 1995

                               Individual Grants
- -------------------------------------------------------------------
                                                                      Potential Realized
             Number of     % of Total                                       Value at
             Securities   Options/SARs            Market                 Assumed Annual
             Underlying   Granted to    Exercise  Price on               Rates of Stock
              Options/    Employees in  or Base   Date of  Expira-   Price Appreciation for
            SARs Granted   in Fiscal    Price     Grant    tion        Option Term (1)
Name           (#)(2)        Year       ($/Sh)    ($/Sh)   Date (3)  0%($)   5%($)  10%($)
- ---------   -----------   ------------  --------  -------  --------  ------  -----  ------
Sharon C.
Kaiser      2,800         12.28%        $3.50     $4.125   11/16/00  $1,750  $4,941 $8,801

______________
(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% annual rates of stock appreciation as required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The amount of gain, if any, to the optionee is dependent upon the increase in the price of the Company's Common Stock, which will benefit all shareholders commensurately.
(2)  The Company has no plans pursuant to which SARs may be granted.
(3) With respect to options granted to Ms. Kaiser, all options were vested immediately upon the date of grant. Ms. Kaiser's options were granted for a term of five years but are subject to earlier termination under certain circumstances relating to the termination of employment or a change in control of the Company. The 1986 Plan provides that if the number of outstanding shares of the Company's Common Stock are increased, decreased or exchanged for different securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, or other similar transaction, the Board shall make appropriate adjustment in the number and kind of securities authorized by the 1986 Plan and to which outstanding options relate and the exercise price per share. In the event of the dissolution or liquidation of the Company, a merger, consolidation, sale of assets or other business combination in which the Company is not the surviving corporation, or a sale of substantially all the assets or of more than 80% of the outstanding stock of the Company to another corporation, either (i) the surviving corporation shall assume the options on such terms as shall substantially preserve the rights and benefits of outstanding options or (ii) the options shall become exercisable in full prior to such dissolution, liquidation, merger, consolidation, sale of assets or stock or other business combination.

           AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
             AND FISCAL 1995 YEAR-END OPTION/SAR VALUES



                                                  Number of Securities Underlying    Value of Unexercised In-the-
                                                    Unexercised Options/SARs at         Money Options/SARs at
                                                        Fiscal Year-End (#)             Fiscal Year/End ($)(1)
                                                  -------------------------------    ----------------------------
                         Shares
                      Acquired on     Value
Name                    Exercise     Realized     Exercisable      Unexercisable     Exercisable    Unexerciable
- -------------------   -----------    --------     -----------      -------------     ------------   ------------

Hal I. Lieberman      -0-            $    0       180,000          -0-               $  310,000      $    0
Thomas M. Asher       -0-            $    0         5,000          -0-               $        0      $    0
Joshua Levy           -0-            $    0         5,000          -0-               $        0      $    0
Sharon C.  Kaiser     -0-            $    0         2,800          -0-               $        0      $    0

___________
(1) Based on a price per share of $3.50, which was the closing bid price of the Common Stock on NASDAQ at the close of business on December 29, 1995.

Compensation of Directors
- -------------------------

Directors who are not employees of the Company receive $750 and reimbursement of travel expenses for each Board meeting attended. From February 1994 until January 1995, Dr. Warner provided periodic consulting services to the Company concerning regulatory and clinical issues relating to the Company's research and development activities. Dr. Warner provided these services on an as needed basis for an hourly rate of $100.00. Dr. Warner received an aggregate of $400 for consulting services rendered in 1995.

Employment Agreement and Arrangements
- -------------------------------------

The Company has an Executive Employment Agreement with Hal I. Lieberman, president and chief executive officer of the Company. The Agreement entitles Mr. Lieberman to a minimum of one years' notice prior to termination or payment of one year's salary in lieu of such notice. If Mr. Lieberman elects to terminate his employment with the Company upon a merger or acquisition, the Company must pay him a lump sum within 30 days of such termination equal to 1.5 times his then current annual salary plus a bonus equal to any bonus payments actually made to him during the most recent twelve-month period.
Mr. Lieberman's current compensation under the agreement entitles him to $150,000 in annual salary. No other officers of the Company have employment agreements.

Sharon C. Kaiser, the Company's vice president of finance and chief financial officer since May 1995, became a full-time employee of the Company in January 1996. At that time, the Company agreed to grant her stock options exercisable for 48,000 shares of Common Stock, vesting ratably over a four-year period commencing on January 1, 1996. As of the date of this Proxy Statement, these stock options had not yet been granted. In addition, the Company has agreed to give Ms. Kaiser six months' advance notice of termination of her employment by the Company unless the termination is for cause (which is not defined) or, if shorter notice is given, to make a severance payment to Ms. Kaiser equal to her salary for the remainder of the six-month period.


      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for HemaCare employees generally.

The policies underlying the Committee's compensation decisions are designed to attract and retain the best qualified management personnel available.
The Company compensates its executive officers primarily through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. No bonus programs were in effect in 1995 due to slow down in the Company's core business and the costs associated with the Company's research and development project which has had
a negative impact on the Company's profitability.   The Company plans to
develop an employee profit sharing plan in 1996 since the research and development project was discontinued in 1995, and it has adopted a new strategic direction to expand its blood products and services business nationally. The Company also provides incentive compensation in the form of stock options to its executive officers to align the long-term interests of executives with those of the Company's shareholders.

In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals including the timely development and introduction of products and the creation of markets in new geographic territories. Since the Company engaged in considerable research and development which negatively affected profitability in the near-term, as had been the case over the last four years, the evaluation of profitability is made on a forward-looking as well as an historical basis. The Committee also considers the performance of the Company relative to the performance of its competitors and seeks to compensate executives at levels comparable to the average compensation paid for similar positions by other companies within the technological services industry which are of a like size (in terms of net worth and level of business). Market data on competitive compensation levels were obtained from proxy statements disclosing compensation paid to executives in comparable positions in small- to medium-sized businesses within the technological services industry. The Company has, from time to time, gathered executive compensation information from salary surveys conducted by outside consulting firms. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review. Because the Committee establishes the size of option grants based on its evaluation of an individual's performance and competitive factors, as described above, it does not consider options previously granted in determining the size of any executive's option grant in a particular year.

As described above, the Company has a written employment agreement with its chief executive officer which sets forth the compensation and other terms and conditions of his employment by the Company. The agreement required the
payment of an annual salary of $150,000 in 1995.   Mr. Lieberman did not
receive a salary increase in 1995.

Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Compensation Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under
Section 162(m) of the Code.

Compensation Committee
- ----------------------
Glenn W. Bartlett, Chairman
Willis L. Warner
Jon B. Victor

                          STOCK PERFORMANCE

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock, with the yearly cumulative total return on (a) the Nasdaq Stock Market (U.S. Companies) Index and (b) the Nasdaq Health Services Stock Index. The graph assumes $100 invested on December 29, 1990 in each of the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Health Services Index. The comparison assumes that all dividends are reinvested.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR HEMACARE CORPORATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                         NASDAQ Stock Market      NASDAQ Health
              HemaCare Corporation        (U.S. Companies)          Services
              --------------------       -------------------      -------------
Dec-31-90     100.0                      100.0                    100.0
Dec-31-91     298.4                      160.6                    222.6
Dec-31-92     372.9                      186.9                    230.6
Dec-31-93     311.9                      214.5                    266.0
Dec-30-94     176.3                      209.7                    285.6
Dec-29-95     203.4                      296.3                    364.9

                            PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the Company's Common Stock as of March 31, 1996 by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (and nominee for director) of the Company, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock owned by such shareholder.


                                           Number of Shares    Percent of Outstanding
Name                                      Beneficially Owned        Common Stock
- ---------------------------------------   ------------------   ----------------------

Mellon Bank Corporation (1)                   606,000  (2)           10.22%
Medicorp Inc. (1)                             400,000  (3)            6.32
Edgewater Private Equity Fund, L.P. (1)       360,000  (4)            6.06
Jon B. Victor (1)                             360,000  (5)            6.06
Thomas M. Asher (1)                           346,807  (6)            5.84
Charles R. Schwab, Jr. (1)                    306,500  (7)            5.17
Kensington Capital Management, Inc. (1)       302,500  (8)            5.10
Joshua Levy                                   269,946  (9)            4.55
Hal I. Lieberman                              180,000  (10)           2.95
Glenn W. Bartlett                              15,000                 0.25
Willis L. Warner                               15,000  (10)           0.25
Sharon C. Kaiser                                2,800  (10)           0.05
All executive officers and
 directors as a group (7 persons)           1,189,553                19.34%

____________

(1) The address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. The address of Medicorp Inc. ("Medicorp") is 5800 Royalmount, Montreal, Quebec H4P 1K5. The address of Edgewater Private Equity Fund, L.P. ("Edgewater") is 666 Grand Avenue, Suite 200, Des Moines, Iowa 50309. The address of Mr. Victor is Greenwich Ventures, LLC, 2 Soundview Drive, Greenwich, Connecticut 06830. The address of Mr. Asher is c/o HemaCare Corporation, 4954 Van Nuys oulevard, Sherman Oaks, California 91403. The address of Kensington Capital Management ("Kensington") and Charles R. Schwab, Jr. is 233
     South Wacker Drive, Suite 9320, Chicago, Illinois 60606.
(2) Includes 595,000 shares beneficially owned by The Dreyfus Corporation, 300,000 shares beneficially owned by Premier Strategic Growth Fund and 11,000 shares beneficially owned by Mellon Bank, N.A. The Dreyfus Corporation and Mellon Bank, N.A. are subsidiaries of Mellon Bank Corporation. Premiuer Strategic Growth Fund is an investment company managed by The Dreyfus Corporation.
(3) Represents shares potentially issuable upon exercise of previously issued warrants. In November 1995, the Company notified Medicorp that it was terminating its license agreement with Medicorp due to an alleged default by Medicorp, and that the stock purchase warrants issued under the license agreement had terminated by their terms due to Medicorp's default. Medicorp has denied that it has breached the license agreement and has alleged that the warrants remain outstanding.
(4) Includes 115,000 shares held by Jon B. Victor and 15,000 shares issuable upon exercise of currently exercisable options held by Mr. Victor. Mr. Victor is a shareholder of Gordon Management, Inc., the general partner of Edgewater.
(5) Includes 15,000 shares issuable upon exercise of currently exercisable options. Includes 230,000 shares of stock owned by Edgewater. Mr. Victor is a shareholder of Gordon Management, Inc., the general partner of Edgewater. Mr. Victor disclaims beneficial ownership of the shares beneficially owned by Edgewater and its general partner.
(6) Includes 5,000 shares issuable upon exercise of currently exercisable options and 341,807 shares held in an irrevocable trust for the benefit of members of the Asher family, as to which Mr. Asher has voting and investment power.
(7) Includes 302,500 shares held by Kensington, of which Mr. Schwab is the president and majority shareholder. Mr. Schwab disclaims beneficial ownership of the shares beneficially owned by Kensington.
(8) Charles R. Schwab, Jr. is the president and majority shareholder of Kensington. See Note 7.

(9) Includes 5,000 shares issuable upon exercise of currently exercisable options and 50,034 shares held in an irrevocable trust for the benefit of members of the Levy family, as to which Mr. Levy has voting and investment power.
(10) Represents shares issuable upon exercise of currently exercisable stock options.


                       CERTAIN TRANSACTIONS


In 1994 and 1995, the Company made a series of personal loans to Joshua Levy, senior vice president, which totaled $98,307. Interest accrued for the years ended December 31, 1995 and 1994 totaled $9,571 and $1,095, respectively. The proceeds of these loans were used to refinance existing debt which was collateralized by HemaCare stock owned by Dr. Levy. In January 1996, these individual notes were consolidated into a promissory note which accrues interest at a rate equal to the rate equal to the prime rate of a commercial bank plus 0.5%. The note is collateralized by 40,000 shares of HemaCare stock owned by Dr. Levy. The note requires four annual installment payments of $15,000 due on January 31, and the balance of the principal and accrued interest is due on January 31, 2000. The Company received its first annual installment payment of $15,000 in January 1996.

In 1995, Joshua Levy, as part of his private medical practice in the treatment of his own patients, received professional fees from patients, insurers or other third-party payors for supervising therapeutic hemapheresis procedures at hospitals where the Company provided such service. Company sales to unaffiliated customers through this related party medical practice were approximately $802,000, or 7% of total sales, for the year ended December 31, 1995. Dr. Levy is continuing to receive fees for similar services in 1996.

Recent amendments to the Federal self-referral laws and related regulations could restrict the Company's ability to provide therapeutic services to those patients of Dr. Levy who are covered by Medicare or MediCal. It is estimated that revenues from these patients represented approximately 3.5% of the Company's 1995 revenues ($401,000). However, the legal requirements are complex, and the Company has requested a clarification of their application to its business from regulatory authorities. Dr. Levy has informed the Company that, in the event of an adverse response, it would be his intention to change his relationship with the Company to allow the Company to retain revenue from services for these patients. The Company has been informed by counsel that legislation may be introduced in Congress which, if adopted, would exclude the services performed by the company in hospitals from self-referral prohibitions. However, there can be no assurance that such legislation will be introduced and, if introduced, that it will be enacted.


                  INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accountants appointed to audit the Company's 1995 financial statements were Arthur Andersen LLP, who continue to serve in such capacity for the current year. A representative of Arthur Andersen LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


                 FUTURE PROPOSALS OF SHAREHOLDERS


Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1997 Annual Meeting of Shareholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 26, 1996.


                           FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual
Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o JoAnn Stover, Corporate Secretary, at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403.


                      DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.


SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                             By the Board of Directors

                                             /s/  JoAnn R. Stover
                                             -----------------------
                                             JoAnn R. Stover
                                             Secretary

                           APPENDIX A

                      HEMACARE CORPORATION
                   1996 STOCK INCENTIVE PLAN


     SECTION 1.  Purposes.

     The purposes of the HemaCare Corporation 1996 Stock Incentive Plan (the "Plan") are to (i) enable HemaCare Corporation (the "Company") and Related Companies (as defined below) to attract, motivate and retain top-quality officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company), (ii) provide substantial incentives for such officers, employees, consultants, advisers and independent contractors of the Company or a Related Company ("Discretionary Participants") to act in the best interests of the shareholders of the Company, (iii) reward extraordinary effort by Discretionary Participants on behalf of the Company or a Related Company and
(iv) enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in options to purchase the Company's Common Stock, thereby increasing such directors' proprietary interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest. As used herein, the term "Participant" shall mean either a Discretionary Participant or an Outside Director. No Outside Director shall be deemed a Discretionary Participant.

     SECTION 2. Types of Awards. Awards under the Plan may be in the form of (i) Stock Options or (ii) Restricted Stock.

     SECTION 3.  Administration.

     3.1 The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee of directors as the Board shall designate, which committee shall consist of not less than two disinterested persons (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3")) who shall serve at the pleasure of the Board, each of whom shall also be an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"); provided, however, that for so long as the version of Rule 16b-3 in effect prior to May 1, 1991 is applicable with respect to the Company, such committee shall consist of not less than three persons meeting the foregoing qualifications; and provided, further, that if there are not two or three persons, as the case may be, on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more Outside Directors (as defined in Section 5.2) of the Company. If no such committee has been appointed by the Board, the Plan shall be administered by the Board. Such committee as shall be designated to administer the Plan or the Board is referred to herein as the "Committee."

     3.2 The Committee shall have the following authority with respect to awards under the Plan to Discretionary Participants: to grant awards to eligible Discretionary Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

               (a) to determine whether and to what extent any award or combination of awards will be granted hereunder;

               (b) to select the Discretionary Participants to whom awards will be granted;

               (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder, provided that no Discretionary Participant will be granted Stock Options on or with respect to more than 250,000 shares of Stock in any calendar year;

               (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

               (e) to determine the treatment of awards upon a Discretionary Participant's retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;

               (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Discretionary Participant currently or (ii) will be deferred and deemed to be reinvested or
          (iii) will otherwise be credited to the Discretionary Participant, or that the Discretionary Participant has no rights with respect to such dividends;

               (g) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Discretionary Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

               (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

               (i) to amend the terms of any award, prospectively or retro-actively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

               (j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

     3.3 With respect to awards to Outside Directors, the Committee shall have authority: to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. However, the Committee shall have no discretion to vary the amount or terms of awards as set forth in Section 11, except as provided in Section 4.3.

     3.4 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

     3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     SECTION 4.  Stock Subject to Plan.

     4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 750,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award, the total number of shares of Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the Plan) plus the total number of shares of Stock called for under any stock bonus or similar plan of the Company (including shares of Stock underlying awards of Stock Options or Restricted Stock under the Plan) would exceed thirty percent (30%) of the total number of shares of Stock outstanding at the time of such award. For purposes of the foregoing: (i) those shares issuable upon exercise of rights, options or warrants, or under a stock purchase plan, meeting the requirements for exclusion set forth at any time and from time to time in Rule 260.140.45 of the California Commissioner of

Corporations shall not be counted against the thirty percent (30%) limitation; (ii) any outstanding preferred or senior common shares of the Company convertible into Stock shall be deemed converted in determining the total number of outstanding shares of Stock at any time; and (iii) any shares of Stock subject to promotional waivers under Rule 260.141 of the California Commissioner of Corporations shall not be deemed to be outstanding. Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1, unless the forfeiting Participant received any benefits of ownership such as dividends from the forfeited award.

     4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.3 occurs and an adjustment is made in the outstanding Stock Options, a similar adjustment shall be made in the maximum number of shares covered by Stock Options that may be granted to any employee pursuant to Section 3.2(c) and the number and terms of Stock Options to be granted to Outside Directors under Section 11.

     SECTION 5.  Eligibility.

     5.1 Discretionary Participants are eligible to be granted awards under the Plan other than under Section 11. Except as provided in Section 5.2, Outside Directors are not eligible to be granted awards under the Plan.
The Discretionary Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     5.2 Awards under Section 11 of the Plan shall be made solely to Outside Directors, which term shall mean any director of the Company other than one who is an officer (other than a non-employee Chairman of the Board of the Company) or employee of the Company or a Related Company.

     SECTION 6.  Stock Options.

     6.1 The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of
Section 422 of the Internal Revenue Code or any successor provision thereto ("Section 422"); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Committee at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Discretionary Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

     6.2 Subject to the following provisions, Stock Options awarded to Discretionary Participants under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

               (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the option price per share of Stock shall be not less than one hundred percent (100%) of the "Fair Market Value" (as defined below) of the Stock on the date of grant of the Stock Option; and provided, further, that if at the time of grant the Discretionary Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the option price per share of Stock shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant of the Stock Option. For purposes of the Plan, "Fair Market Value" in relation to a share of the Stock means, if the Stock is publicly traded, the closing per share bona fide bid price of the Stock on such date. In any situation not covered above, the Fair Market Value shall be determined by the Committee in accordance with one of the valuation methods described in
          Section 20.2031-2 of the Federal Estate Tax Regulations or any successor provision thereto.

               (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but in no event longer than one hundred twenty (120) months after the date of grant of such Stock Option.

               (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that in the case of Stock Options awarded to Discretionary Participants other than officers, consultants or independent contractors, Stock Options under any award shall become exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date the Stock Option is granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

               (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

               (e) No Shareholder Rights. An optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

               (f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

               (g) Non-transferability; Limited Transferability. A Stock Option Agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not
          (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee's lifetime only by the optionee.

               (h) Termination of Relationship. If an optionee's employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

     6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Discretionary Participant owns, or would be considered to own by reason of
Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Discretionary Participant owns, or would be considered to own by reason of Section
424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan (or the latest restatement of the Plan) or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by a Discretionary Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000.

     SECTION 7.  Restricted Stock.

     Subject to the following provisions, all awards of Restricted Stock to Discretionary Participants shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

           (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Discretionary Participant's name, but the Committee may direct that such certificates be held by the Company on behalf of the Discretionary Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Discretionary Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Discretionary Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

           (c) The Committee may provide that the Discretionary Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

           (d) Except as may be provided by the Committee, in the event of a Discretionary Participant's termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that the lower of (i) any purchase price paid by the Discretionary Participant and (ii) the Restricted Stock's aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Discretionary Participant.

           (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Discretionary Participant's Restricted Stock.

     SECTION 8.  Substitute Options in Business Combinations.

     If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Stock Options may be granted under the Plan to those employees of such corporation or its related companies who, in connection with such succession, become employees of the Company or a Related Company in substitution for options to purchase stock of such acquired corporation held by them at the time of such succession. The Committee, in its sole discretion, shall determine the extent to which such substitute Stock Options shall be granted (if at all), the persons to receive such substitute Stock Options (who need not be all optionees of such corporation), the number and type of Stock Options to be received by each such person, the exercise price of such Stock Options (which may be determined without regard to Section 6) and the terms and conditions of such substitute Stock Options; provided, however, that the exercise price of each substitute Stock Option shall be an amount such that, in the sole judgment of the Committee (and if the Stock Options to be granted are intended to be Incentive Stock Options, in compliance with Section 424(a) of the Code), the economic benefit provided by such Stock Option is not greater than the economic benefit represented by the stock option of the acquired corporation as of the date of the Company's acquisition of such corporation. Any substitute Stock Option granted under this Section 8 shall expire upon the expiration date of such other stock option or, if earlier, ten (10) years after the date of grant of the substitute Stock Option, and, notwithstanding Section 6, shall be exercisable during the period(s) in which the other stock option would have been exercisable. Any provision of this
Section 8 to the contrary notwithstanding, no Stock Option shall be granted, nor any action taken, permitted or omitted, which would have the effect of causing the Plan or any awards hereunder to fail to qualify for exemption under Rule 16b-3, without the express approval of the Board.

     SECTION 9.  Election to Defer Awards.

     The Committee may permit a Discretionary Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

     SECTION 10.  Tax Withholding.

     10.1 Each Discretionary Participant shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Discretionary Participant.

     10.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Discretionary Participant may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

     SECTION 11.  Stock Options for Outside Directors.

     11.1 Each person who has not previously served as a director of the Company and who is initially elected or appointed as an Outside Director on or after the effective date of the Plan shall be granted, as of the date of such initial election or appointment, a Stock Option to purchase 15,000 shares of Stock (subject to adjustment as provided in Section 4.3); provided, however, that if the grant of such Stock Options is required to be qualified under the California Corporate Securities Law of 1968, as amended, and such qualification has not been obtained as of any such date, the date of grant shall be delayed until the date of such qualification.

     11.2 Stock Options granted under this Section 11 shall be Non-Qualified Stock Options and shall have the following terms and conditions:

               (a) Option Price. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing per share bona fide bid price of the Stock on the date such Stock Option is granted.

               (b)  Option Term.  The term of the Stock Option shall be ten
          (10) years, subject to earlier termination in the event of termination of service as a director, as set forth in paragraph
          (e) below, and subject to earlier or later termination in the event of the director's death, as set forth in paragraph (f) below.

               (c) Exercisability. Each Stock Option shall be immediately exercisable and vested as of the date of grant.

               (d) Method of Exercise. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six (6) months, or any combination of the foregoing. Shares delivered upon payment of the exercise price shall be valued on a per share basis equal to the closing per share bona fide bid price of the Stock on the date of such delivery.

               (e) Termination of Service as Director. If an optionee's status as a director of the Company is terminated for cause
          (as defined below), such director's Stock Options shall terminate on the date of such termination of service. If an optionee's status as a director is terminated for any reason other than death or termination for cause, such director's Stock Options may be exercised only within ninety (90) days of such termination of service. For purposes of this paragraph, termination for cause shall mean termination on account of any act of fraud or intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Related Company.

               (f) Death of Optionee. If an optionee's status as a director of the Company is terminated by reason of the optionee's death, such director's Stock Options may be exercised by his or her legal representatives only within one (1) year following the director's death.

               (g) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

               (h) No Shareholder Rights. An optionee shall have neither rights to dividends nor other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

          SECTION 12.  Amendments and Termination.

     No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan by the shareholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent.
The provisions of Section 11 shall not be amended more than once every six
(6) months, other than to comport with changes in the Internal Revenue
Code, the EmployeeRetirement Income Security Act, or the rules thereunder. Amendments may be made without shareholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Rule 16b-3, Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     SECTION 13.  Change of Control.

     13.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant:

               (a) all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested; and

               (b) the restrictions applicable to any outstanding Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

     13.2 A "Change of Control" shall be deemed to occur if:

               (a) individuals who, as of June 5, 1996, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act), also shall be an Incumbent Director;

                (b) the shareholders of the Company shall approve (i) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation"), (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) any plan or proposal for the liquidation or dissolution of the Company; or

                (c) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate forty percent (40%) or more of either (i) the then outstanding shares of Company Common Stock or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to have occurred for purposes of this clause (c) solely as the result of:

                     (1) an acquisition of securities by the Company which, by reducing the number of shares of Company Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Company Common Stock beneficially owned by any Person to forty percent (40%) or more of the shares of Company Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to forty percent (40%) or more of the Combined Voting Power of all then outstanding Voting Securities; or

                     (2) an acquisition of securities directly from the Company except that this paragraph (2) shall not apply to:

                         (A) any conversion of a security that was not acquired directly from the Company; or

                         (B) any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board of the Company;

               provided, however, that if any Person referred to in clauses
               (1) or (2) of this clause (c) shall thereafter become the beneficial owner of any additional shares of Company Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such clause (2)), then a Change of Control shall be deemed to have occurred for purposes of this clause (c).

     For purposes of this Section 13.2:

               (i) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that "Person" shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan.

               (ii) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of such corporation.

               (iii) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

     SECTION 14.  General Provisions.

     14.1 If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Committee from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Committee. In addition, in connection with the granting or exercising of any award under the Plan, the Committee may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Committee determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

     14.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under Section 11 shall confer upon any Outside Director any right to continued service as a director.

     14.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     14.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                  A-9
>PAGE>   A-10

     SECTION 15.  Effective Date of Plan.

     The Plan shall be effective upon its approval by the holders of a majority of the shares of Stock represented and voting at a duly held meeting of shareholders at which there is present a quorum consisting of the presence in person or by proxy of the holders of a majority of the outstanding shares of Stock.

PROXY                     HEMACARE CORPORATION
      This proxy is solicited on behalf of the Board of Directors


   The undersigned appoints either or both Thomas M. Asher or Hal I. Lieberman, as Proxy, with the power to appoint their respective substitutes, and authorizes either or both of them to represent and to vote, as designated below, all the shares of Common Stock of HemaCare Corporation held of record by the undersigned on April 17,1996 at the Annual Meeting of Shareholders to be held on June 5, 1996 or any adjournment or postponement thereof.

1. ELECTION OF OFFICERS               For       Withhold authority
                                      / /             / /

   All nominees listed below with authority to cumulate votes
     (except as marked to the contrary below)

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the box next to the nominee's name below.)

   / / THOMAS M. ASHER       / / HAL I. LIEBERMAN      / / JOSHUA LEVY

   / / GLENN W. BARTLETT     / / WILLIS L. WARNER     / /  JON B. VICTOR

2. PROPOSAL TO APPROVE THE COMPANY'S 1996 STOCK INCENTIVE PLAN

         / / FOR        / / AGAINST        / / ABSTAIN

   In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                    (Continued and to be signed on back)

   This proxy, when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Please sign exactly as name appears below.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Dated: ................., 1996

                             --------------------------

                             --------------------------
                             (Signature if jointly held)

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING
      THE ENCLOSED ENVELOPE.